EXHIBIT 4.13

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                               HALO RESOURCES LTD.
                                       AND
                                   LYNDA BLOOM

                                      DATED

                                FEBRUARY 28, 2007




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                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT made the 28th day of February, 2007.


BETWEEN:

                  HALO RESOURCES LTD., a corporation existing under the laws of the Province of British Columbia

                  ("Halo" or the "Corporation")
                                                               OF THE FIRST PART

                                     - and -

                  LYNDA BLOOM, of the City of Toronto, Ontario

                  (the "Executive")
                                                              OF THE SECOND PART


         WHEREAS Halo wishes to employ the Executive and the Executive wishes to be employed by Halo in connection with the continuing operation of the business carried on by Halo (the "Business").

         AND WHEREAS Halo and the Executive wish to set out the terms of the Executive's employment.

         NOW THEREFORE IN CONSIDERATION OF the payment of the sum of $1.00, the covenants and agreements continued in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


DEFINITIONS

1. In this Agreement, in addition to those terms defined above and unless there is something in the subject matter inconsistent therewith, the terms set forth below shall have the following corresponding meanings:

"Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with a Party, and the term "Affiliated" has a corresponding meaning. For the purposes of this Agreement "control" and "controlled" shall have the meanings ascribed thereto in the BUSINESS CORPORATIONS ACT (Ontario).

"Agreement" means this agreement between the Parties.

"Associate" has the meaning ascribed thereto in the SECURITIES ACT (Ontario).

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"Board" means the board of directors of Halo from time to time.

"Change of Control" means the occurrence of any one or more of the following events:

         (a)      less  than  50% of the  Board  being  composed  of  Continuing
                  Directors;

         (b) any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or Associates and/or Affiliates of the Acquiror to cast or to direct the casting of 40% or more of the votes attached to all of the Corporation's outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

         (c) the shareholders of the Corporation approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (b), above, even if the securities have not yet been issued to or transferred to that Person;

         (d) the Corporation shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Corporation shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other Person or Persons (other than one or more Affiliates of the Corporation), in which case the Change in Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (A) or 50% of the consolidated operating income or cash flow in the case of clause (B), as the case may be;

         (e) the shareholders of the Corporation approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (d), above; or


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         (f)      the Corporation:

                  (i) becomes insolvent or generally not able to pay its debts as they become due;

                  (ii) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors;

                  (iii)    institutes   or  has   instituted   against   it  any
                           proceeding seeking,

                           a.       to adjudicate it bankrupt or insolvent;

                           b. liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan or compromise or arrangement or other corporate proceeding involving or affecting its creditors;

                           c. the entry of an order for the relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs; or

                  (iv) takes any corporate action to authorize any of the above actions.

                  For the purposes of the foregoing, "Voting Securities" means Common Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

"Common Shares" means the common shares in the capital of the Corporation.

"Continuing Director" shall mean either:

         (a)      an  individual  who is a member of the Board on the  Effective
                  Date; or

         (b) an individual who becomes a member of the Board subsequent to the date of this Agreement with the agreement of at least a

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                  majority of the  Continuing  Directors  who are members of the
                  Board at the date that the individual became a member of the Board.

"Effective Date" means March 1, 2007.

"Employment" means the employment of the Executive in connection with the Business and in accordance with the terms and conditions of this Agreement.

"Party" means a party to this Agreement, and "Parties" has a similar extended meaning.

"Permanent Disability" means any physical or mental incapacity, disease or affliction which:

         (a) prevents the Executive from performing substantially all her obligations as an executive officer of Halo; and

         (b)      has existed for a continuous  period of one hundred and eighty
                  (180) days in any period of three hundred and sixty-five (365) consecutive days.

"Person"   includes  any   individual,   partnership,   joint  venture,   trust,
unincorporated organization or any other association, corporation, or any government or any department or agency thereof.

"Plan" means the Halo Resources Ltd. Share Option Plan.

"Policies" means the Halo Corporate Disclosure Policy and the Halo Insider Trading Policy, both of which are incorporated by reference in and form part of this Agreement, and include such amendments as may occur from time to time.

"Securities Act" means the SECURITIES ACT (Ontario).

"Subsidiary" means a body corporate which is a subsidiary of the Corporation as defined in the BUSINESS CORPORATIONS ACT (Ontario).

"Triggering Event" means any one of the following events which occurs without the express agreement in writing of the Executive;

                  (i) a material adverse change in any of the duties, powers, rights, discretion, prestige, salary, benefits, perquisites of the Executive as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control;

                  (ii) a material diminution of the title of the Executive as it exists immediately prior to the Change of Control;

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                  (iii)    a change in the person or body to whom the  Executive
                           reports immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

                  (iv) a material change in the hours during or location at which the Executive is regularly required immediately prior to the Change of Control to carry out the terms of her employment with the Corporation, or a material increase in the amount of travel the Executive is required to conduct on behalf of the Corporation.


AGREEMENT TO EMPLOY

2. Halo agrees to employ the Executive as of the Effective Date in connection with the Business on the terms and conditions set out herein and the Executive agrees to accept employment on such terms.


TERM

3. The term of this Agreement and the Employment shall be for an indefinite period, provided that:

         (a) Halo may terminate this Agreement and the Employment at any time as set out in paragraphs 10, 11 and 14 hereof;

         (b) the Executive may terminate this Agreement and the Employment at any time as set out in paragraph 12 hereof;

         (c) the Corporation or the Executive may terminate this Agreement and the Employment upon the occurrence of a Change of Control as set out in paragraph 13 hereof; and

         (d) this Agreement and the Employment are automatically terminated when the Executive dies.


DUTIES AND RESPONSIBILITIES

4. The Executive shall serve as President and Chief Executive Officer of Halo and shall perform such duties and assume such responsibilities inherent in and consonant with her position as an executive of Halo, and further will perform such reasonable additional duties and responsibilities as the board of directors may require and assign to her including serving as an officer of Affiliates of Halo at no additional compensation. The Executive shall report to


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the chair of the board of directors of Halo, or such other position as the Board may designate. The Executive shall work out of the Corporation's head office in Toronto, Ontario. The Executive acknowledges that her employment will entail frequent travel to places including where the Corporation has operations, other than her regular place of employment.


CONFLICT OF INTEREST/DUTY OF LOYALTY

5. The Executive agrees to fully and faithfully perform her duties and responsibilities hereunder, and not to engage or have an interest in any other enterprise, occupation or profession, directly or indirectly, or become a principal, agent, director, officer or employee of another company, firm or person, as applicable, which will or may interfere with or conflict with the Executive's duties and responsibilities hereunder without the written approval of the chair of the Board. For greater certainty, the Executive shall be entitled to sit on external boards of directors and accept incidental consulting assignments set out on Schedule "A", or otherwise if the consent of the chair of the Board is first obtained in writing. If the Corporation determines that the Executive is in breach of this provision and such breach is capable of cure, it shall provide written notice of the breach and afford the Executive 30 days to cure the breach. Failure by the Executive to cure the breach within such 30 day period shall constitute just cause for termination of the Executive's employment. In the event of breach not capable of cure, the breach by the Executive of this provision shall constitute immediate grounds for termination of the Executive's employment for just cause.


CONFIDENTIALITY

6. The Executive agrees to keep the affairs of the Business, financial and otherwise, strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after her Employment by Halo except as reasonably necessary to carry out her Employment duties or as otherwise authorized in writing by the chair of the board. The Executive agrees not to use such information, directly or indirectly, for her own interests, or any interests other than those of the Business, whether or not those interests conflict with the interests of the Business, during or after her employment by Halo. The Executive agrees that all trade secrets, trade names, client information, client files, processing and marketing techniques, information respecting existing or potential mineral properties, mineral exploration data or information, and mining and exploration proposals relating to the Business or disclosed to the Executive in the course of pre-employment communications or her Employment shall become, on execution of this Agreement, and shall be thereafter, as the case may be, the sole property of Halo whether arising before or after the execution of this Agreement.


REMUNERATION

7.       (a)      The Executive  shall be remunerated as follows during the term of this Agreement:


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                  (i)      initial  base  salary  of  CDN$175,000.00  per  annum
                           payable monthly less any amount paid to the Executive
                           pursuant  to  any  other   employment  or  consulting
                           agreement or arrangement between the Executive and the Corporation or any of its Affiliates, and to be reviewed annually by the Board;

                  (ii) an annual bonus as may be determined by the Board having in mind performance criteria to be established by the Executive and the Board having regard to such market or other advice or guidance as the Board considers appropriate; and

                  (iii)    four (4) weeks' vacation annually.

         (b) All payments required to be made under this Agreement are subject to statutory deductions, as applicable, including without limitation for income tax.

8.       (a)      The Executive shall also be granted incentive stock options to acquire Common Shares of the Corporation under the Plan in such amounts as approved by the Board from time to time. The
                  Board shall make a determination as to whether additional options shall be granted in or about six months after the Effective Date, and annually thereafter.


REIMBURSEMENT OF EXPENSES

9. All the Executive's reasonable expenses related to the Business will be reimbursed upon the submittal by the Executive of an expense report with appropriate supporting documentation to Halo.


TERMINATION

10. This Agreement and the Employment may be terminated by Halo summarily and without notice, or payment in lieu of notice, severance payments, benefits, damages or any sums whatsoever, in the event that there is just cause for termination of the Executive's Employment at common law. Notwithstanding the generality of the foregoing, just cause shall be deemed to exist in the event the Executive:

         (a) engages in conduct which is detrimental to the reputation of the Corporation or any of its Affiliates in any material respect;

         (b) has committed an act of fraud or material dishonesty in connection with her Employment or the Business;

         (c) is the subject of any enforcement proceeding by a securities regulatory authority or agency; or


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         (d)      materially breaches her duties under this Agreement, including the Policies.


11. Despite the Term of this Agreement and the Employment set forth in paragraph 3, above:

         (a) This Agreement and the Employment may be terminated on notice by Halo to the Executive without cause, upon payment to the Executive at termination of three months' Monthly Severance Compensation plus one month's Monthly Severance Compensation per completed year of service hereunder, to a maximum of 12 months Monthly Severance Compensation in total. For the purposes of this paragraph 11, "Monthly Severance Compensation" means one twelfth of her annual base salary plus the greater of means one twelfth of her annual bonus at target or means one twelfth of the bonus received by her in the previous bonus year. The Executive shall also be entitled to accrued but unused vacation to the date of termination.

         (b) The parties agree that any payment to the Executive pursuant to this paragraph 11 is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages. 12. Subject to paragraph 13, this Agreement and the Employment may be terminated on notice by the Executive to Halo by giving ninety (90) days' written notice.


CHANGE OF CONTROL

13. If at any time during the term of this Agreement there is a Change of Control and within twelve (12) months of such Change of Control:

                  (i) the Corporation gives notice of its intention to terminate the employment of the Executive for any reason other than just cause, or

                  (ii) a Triggering Event occurs and the Executive elects to terminate this Agreement and her Employment the Executive shall be entitled to receive from Halo the compensation set out in paragraph 11 above in the manner and within the time periods set out therein.

DISABILITY

14.      (a)      If the  Executive  suffers a  Permanent  Disability,  Halo may replace the Executive either on a temporary or permanent basis without terminating the Employment of the Executive.

         (b) If the Executive recovers from the Permanent Disability, Halo may offer to the Executive the position that the Executive
                  formerly   occupied   prior  to  the   Executive's   Permanent


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                  Disability or another comparable other executive position.  If no comparable position is offered by Halo to the Executive, the Executive shall be entitled to the compensation set out in paragraph 11(a) above.

         (c) Notwithstanding the foregoing, in the event the Executive continues to suffer from a Permanent Disability for in excess of 24 months, Halo may, at its option and subject to its obligation to make reasonable accommodation of the disability as required by applicable human rights legislation, terminate the Executive's employment, provided that:

                  (i) such termination does not and will not prejudice the Executive's eligibility for disability and other group insured benefits; and

                  (ii)     Halo   provides   the    Executive    forthwith   the
                           compensation set out in paragraph 11(a) above.


SEVERABILITY

15. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision, and any invalid provision will be severable from this Agreement.


GOVERNING LAW

16. This Agreement is governed by and is to be considered, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Executive hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.


HEIRS/SUCCESSORS BOUND

17. This Agreement inures to the benefit of and is binding upon the parties and their respective heirs, administrators, executors, successors and assigns as appropriate. The Corporation will require any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place, provided that, if the Executive agrees, an express agreement may not be required if such results by operation of law. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation at the same amount and on the same terms as the Executive would be entitled hereunder pursuant to paragraph 13 as if such succession had not occurred, except that for purposes of implementing the

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foregoing,  the date of which any such  succession  becomes  effective  shall be deemed the date of termination of the Executive's employment.


ASSIGNMENT

18. This Agreement is not assignable by either party without the consent in writing of the other party, which consent may be unreasonably withheld, provided that Halo shall be entitled to assign this Agreement, without the Executive's consent to an Affiliate of Halo provided the Affiliate offers comparable employment and there is not material prejudice, including diminution of responsibilities, to the Executive by reason of such assignment.


ENTIRE AGREEMENT

19. As of its date execution, this Agreement supersedes all prior agreements, whether written or oral, express or implied, between the parties, and constitutes the entire agreement between the parties. The parties agree that there are no other collateral agreements or understandings between them except as set out in this Agreement.


AMENDMENT

20. This Agreement may be amended only in writing signed by the parties and witnessed.


HEADINGS

21. All headings in this Agreement are for convenience only and shall not be used for the interpretation of this Agreement.


RECOURSE ON BREACH

22. The Executive acknowledge that damages would be an insufficient remedy for a breach of this Agreement and agrees that Halo may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement or to enforce the covenants contained herein, and, in particular, the covenant contained in paragraph 6 herein, in addition to rights Halo may have to damages arising from said breach or threat of breach.


CONFIDENTIALITY OF AGREEMENT

23. The parties agree that this Agreement is confidential and shall remain so. The parties agree that this Agreement or the contents hereof shall not be divulged by any party without the consent in writing of the other party, with the exception of disclosure to personal advisors, disclosure that may be required by the laws of any jurisdiction in which the Business is conducted or may be conducted in future and disclosure pursuant to applicable securities laws

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and the rules and policies of any stock  exchange on which Halo  securities  are traded. Each party agrees to request of its personal advisors that they enter into similar agreements of confidentiality if requested to do so by the other party to this Agreement.


INDEPENDENT LEGAL ADVICE

24. The Executive agrees that she has had independent legal advice or the opportunity to receive same in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.


NOTICE

25. Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail to the intended recipient of such notice at:

         (a)      in the case of Halo, to:

                  Commerce Court North
                  25 King Street West, Suite 2900
                  Toronto, ON
                  M5L 1G3

                  Attention:  Chair, Board of Directors

                  with a copy (which shall not constitute notice hereunder) to:

                  Cassels Brock & Blackwell LLP
                  2100 Scotia Plaza
                  40 King Street West
                  Toronto, Ontario  M5H 3C2

                  Attention:  Jason Bullen

         (b)      in the case of the Executive, to:

                  12-1000 Dundas St. E.
                  Toronto, Ontario M4M 1R7


or at such other address as the party to whom such writing is to be given shall provide in writing to the party giving the said notice. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day,

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then on the next business day following any such day. Any notice mailed shall be deemed to have been given and received on the fifth business day following the date of mailing.


PRIVACY

26. By accepting employment with the Corporation, the Executive consents to the Corporation collecting, using and disclosing her personal information for purposes relating to the maintenance of the employment relationship. The purposes of the Corporation's collection, use and disclosure include, but are not limited to:

         (a) ensuring that the Executive is properly remunerated for her services to the Corporation which shall include disclosure to third party payroll providers;

         (b) administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plan, short, medium and long-term incentive plans; this shall include the disclosure of the Executive's personal information to the Corporation's third party service providers and administrators;

         (c) ensuring that the Corporation is able to comply with any regulatory, reporting and withholding requirements relating to the Executive's employment;

         (d)      performance evaluation;

         (e) monitoring the Executive's access to and use of the Corporation's electronic media services in order to ensure that the use of such services is in compliance with the Corporation's policies and procedures and is not in violation of any applicable laws;

         (f) complying with the Corporation's obligations to report improper or illegal conduct by any director, officer, employee or agent of the Corporation under any applicable securities, criminal or other law;

         (g) allowing a potential purchaser of the shares or assets of the Corporation to conduct due diligence with respect to employment obligations of the Corporation, subject to compliance with the treatment of such information as required by applicable legislation respecting privacy; and

         (h)      any other  purpose for which the Executive is given notice and
                  which  is  reasonably   related  to  the  maintenance  of  the
                  Executive's employment relationship.

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                                     - 13 -


SURVIVAL

27. Paragraphs 6, 22, 23 and 27 shall survive the termination of this Agreement and the Employment and shall continue in full force and effect according to their terms.

         IN WITNESS WHEREOF the parties hereto have executed these presents under their respective seals and hands of their proper offices authorized in that behalf, as applicable.


The Corporate Seal of HALO INC.  )
was hereunto affixed             )
in the presence of:              )
                                 )
/s/ Marc Cernovitch              )
-------------------------------- )
Authorized Signatory             )
                                 )                      c/s
                                 )
-------------------------------- )
Authorized Signatory             )




SIGNED in the presence of:       )
                                 )
                                 )
                                 )
                                 )         /s/ Lynda Bloom
-------------------------------- )         --------------------------------
Witness                          )

                                  Schedule "A"



Directorships:    Prospectors and Developers Association of Canada

                  Canadian Shield Resources Inc.

                  Augen Capital Corp.



President:        Analytical Solutions Ltd.



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